                                                                     Exhibit 4.1

================================================================================

                                    INDENTURE

                            Dated as of May 10, 2000


                                      Among

                           PF.NET COMMUNICATIONS, INC.

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee

                               ------------------

                          13.75% Senior Notes due 2010

================================================================================
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                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                             Indenture Section
-----------                                             -----------------

310(a)(1).................................................... 7.10
   (a)(2).................................................... 7.10
   (a)(3).................................................... N.A.
   (a)(4).................................................... N.A.
   (a)(5).................................................... 7.10
   (b)....................................................... 7.03; 7.10
   (c)....................................................... N.A.
311(a)....................................................... 7.11
   (b)....................................................... 7.11
   (c)....................................................... N.A.
312(a)....................................................... 2.05
   (b)....................................................... 10.03
   (c)....................................................... 10.03
313(a)....................................................... 7.06
   (b)(2).................................................... 7.06; 7.07
   (c)....................................................... 7.06; 10.02
   (d)....................................................... 7.06
314(a)....................................................... 4.03; 10.05
   (c)(1).................................................... 10.04
   (c)(2).................................................... 10.04
   (c)(3).................................................... N.A.
   (e)....................................................... 10.05
   (f)....................................................... N.A.
315(a)....................................................... 7.01(b)
   (b)....................................................... 7.05; 10.02
   (c)....................................................... 7.01(a)
   (d)....................................................... 7.01
   (e)....................................................... 6.11
316(a)(last sentence)........................................ 2.09
   (a)(1)(A)................................................. 6.05
   (a)(1)(B)................................................. 6.04
   (a)(2).................................................... N.A.
   (b)....................................................... 6.07
   (c)....................................................... 2.12
317(a)(1).................................................... 6.08
   (a)(2).................................................... 6.09
   (b)....................................................... 2.04
318(a)....................................................... 10.01
   (b)....................................................... N.A.
   (c)....................................................... 10.01

--------------------

N.A. means not applicable.
*     This Cross-Reference Table is not part of the Indenture.
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                                TABLE OF CONTENTS

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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.................................................1
SECTION 1.02.  Other Definitions..........................................29
SECTION 1.03.  Trust Indenture Act Definitions............................29
SECTION 1.04.  Rules of Construction......................................30

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.  Form and Dating............................................30
SECTION 2.02.  Execution and Authentication...............................31
SECTION 2.03.  Registrar and Paying Agent.................................32
SECTION 2.04.  Paying Agent To Hold Money in Trust........................32
SECTION 2.05.  Holder Lists...............................................33
SECTION 2.06.  Transfer and Exchange......................................33
SECTION 2.07.  Replacement Notes..........................................48
SECTION 2.08.  Outstanding Notes..........................................49
SECTION 2.09.  Treasury Notes.............................................49
SECTION 2.10.  Temporary Notes............................................50
SECTION 2.11.  Cancellation...............................................50
SECTION 2.12.  Defaulted Interest.........................................50
SECTION 2.13.  CUSIP Numbers..............................................51

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.  Notices to Trustee.........................................51
SECTION 3.02.  Selection of Notes To Be Redeemed..........................51
SECTION 3.03.  Notice of Redemption.......................................52
SECTION 3.04.  Effect of Notice of Redemption.............................53
SECTION 3.05.  Deposit of Redemption Price................................53
SECTION 3.06.  Notes Redeemed in Part.....................................53
SECTION 3.07.  Optional Redemption........................................54
SECTION 3.08.  Mandatory Redemption.......................................54
SECTION 3.09.  Offer To Purchase by Application of Excess
                 Proceeds.................................................54


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                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.  Payment of Notes...........................................57
SECTION 4.02.  Maintenance of Office or Agency............................57
SECTION 4.03.  SEC Reports................................................58
SECTION 4.04.  Compliance Certificate.....................................58
SECTION 4.05.  Payment of Taxes...........................................59
SECTION 4.06.  Stay, Extension and Usury Laws.............................59
SECTION 4.07.  Limitation on Restricted Payments..........................60
SECTION 4.08.  Limitation on Restrictions on Distributions from
                 Restricted Subsidiaries..................................63
SECTION 4.09.  Limitation on Incurrence of Additional
                 Indebtedness.............................................64
SECTION 4.10.  Limitation on Sales of Assets and Subsidiary Stock.........65
SECTION 4.11.  Limitation on Affiliate Transactions.......................67
SECTION 4.12.  Limitation on Liens........................................69
SECTION 4.13.  Limitation on Business Activities..........................70
SECTION 4.14.  Corporate Existence........................................70
SECTION 4.15.  Offer To Repurchase upon Change of Control.................70
SECTION 4.16.  Limitation on the Sale or Issuance of Capital Stock
                 of Restricted Subsidiaries...............................72
SECTION 4.17.  Limitation on Sale/Leaseback Transactions..................72
SECTION 4.18.  Limitation on Issuances of Guarantees by
                 Restricted Subsidiaries..................................73

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.  Merger, Consolidation or Sale of Assets....................73
SECTION 5.02.  Successor Corporation Substituted..........................74

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default..........................................75
SECTION 6.02.  Acceleration...............................................76
SECTION 6.03.  Other Remedies.............................................77
SECTION 6.04.  Waiver of Past Defaults....................................77
SECTION 6.05.  Control by Majority........................................78
SECTION 6.06.  Limitation on Suits........................................78
SECTION 6.07.  Rights of Holders of Notes To Receive Payment..............79
SECTION 6.08.  Collection Suit by Trustee.................................79
SECTION 6.09.  Trustee May File Proofs of Claim...........................79
SECTION 6.10.  Priorities.................................................80


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SECTION 6.11.  Undertaking for Costs......................................80
SECTION 6.12.  Restoration of Rights and Remedies.........................80

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.  Duties of Trustee..........................................81
SECTION 7.02.  Rights of Trustee..........................................82
SECTION 7.03.  Individual Rights of Trustee...............................83
SECTION 7.04.  Trustee's Disclaimer.......................................83
SECTION 7.05.  Notice of Defaults.........................................83
SECTION 7.06.  Reports by Trustee to Holders of the Notes.................84
SECTION 7.07.  Compensation and Indemnity.................................84
SECTION 7.08.  Replacement of Trustee.....................................85
SECTION 7.09.  Successor Trustee by Merger, etc...........................86
SECTION 7.10.  Eligibility; Disqualification..............................87
SECTION 7.11.  Preferential Collection of Claims Against Company..........87

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  Option To Effect Legal Defeasance or Covenant
                 Defeasance...............................................87
SECTION 8.02.  Legal Defeasance and Discharge.............................87
SECTION 8.03.  Covenant Defeasance........................................88
SECTION 8.04.  Conditions to Legal or Covenant Defeasance.................89
SECTION 8.05.  Deposited Money and U.S. Government Obligations
                 To Be Held in Trust; Other Miscellaneous
                 Provisions...............................................90
SECTION 8.06.  Satisfaction and Discharge.................................91
SECTION 8.07.  Repayment to Company.......................................92
SECTION 8.08.  Reinstatement..............................................92
SECTION 8.09.  Survival...................................................92

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  Without Consent of Holders of Notes........................93
SECTION 9.02.  With Consent of Holders of Notes...........................94
SECTION 9.03.  Compliance with Trust Indenture Act........................96
SECTION 9.04.  Revocation and Effect of Consents..........................96
SECTION 9.05.  Notation on or Exchange of Notes...........................96
SECTION 9.06.  Trustee To Sign Amendments, etc............................96


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                                   ARTICLE 10

                                  MISCELLANEOUS

SECTION 10.01. Trust Indenture Act Controls...............................97
SECTION 10.02. Notices....................................................97
SECTION 10.03. Communication by Holders of Notes with Other
                 Holders of Notes.........................................98
SECTION 10.04. Certificate and Opinion as to Conditions Precedent.........98
SECTION 10.05. Statements Required in Certificate or Opinion..............99
SECTION 10.06. Rules by Trustee and Agents................................99
SECTION 10.07. No Personal Liability of Directors, Officers,
                 Employees and Stockholders...............................99
SECTION 10.08. Governing Law.............................................100
SECTION 10.09. No Adverse Interpretation of Other Agreements.............100
SECTION 10.10. Successors................................................100
SECTION 10.11. Severability..............................................100
SECTION 10.12. Counterpart Originals.....................................100
SECTION 10.13. Table of Contents, Headings, etc..........................100


                                      -iv-
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EXHIBITS

Exhibit A FORM OF NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
            INVESTOR

            INDENTURE dated as of May 10, 2000 between PF.Net Communications, Inc., a Delaware corporation (the "COMPANY"), and United States Trust Company of New York, as trustee (the "TRUSTEE").

            The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  DEFINITIONS.

            "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, so long as such Indebtedness was not Incurred in connection with, or in contemplation of, such other Person's merger with or into, or becoming a Subsidiary of, such specified Person.

            "ADDITIONAL INTEREST" means all additional interest then owing pursuant to Section 4 of the Registration Rights Agreement.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.07 and 4.11 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10.0% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Notwithstanding the foregoing, none of UBS Warburg LLC, Credit Suisse First Boston Corporation or their Affiliates shall be considered an Affiliate of the Company, and none of Lucent, AT&T and First Union National Bank shall be considered an Affiliate of the Company unless they actually control the management and policymaking of the Company.

            "AGENT" means any Registrar, Paying Agent or co-registrar.

            "ALL OR SUBSTANTIALLY ALL" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

            "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

            "ASSET SALE" means:

            (1) the sale, lease, conveyance or other disposition of any assets or rights other than any sale, lease, transfer, conveyance or other disposition of telecommunications capacity, transmission rights or other telecommunications services provided over the Company's network in the ordinary course of business (it being understood that transfers of fiber capacity in exchange for fiber capacity shall be treated as made in the ordinary course of business); and

            (2) the issuance of Capital Stock by any of the Company's Restricted Subsidiaries or the sale of Capital Stock in any of its Subsidiaries;

PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by Section 4.15 and/or Article 5 and not by Section 4.10.

            Notwithstanding the foregoing, the following items shall not be deemed Asset Sales:

            (1) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01 hereof or any disposition that constitutes a Change of Control;

            (2)   any single transaction or series of related transactions that:
                  (a) involves assets having a fair market value of less than $1.0 million, or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $1.0 million;

            (3) a transfer of assets between or among the Company and its Restricted Subsidiaries or between or among Restricted Subsidiaries;

            (4) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

            (5) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07;

            (6)   Permitted Telecommunications Asset Dispositions;

            (7) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business;

            (8) disposals or replacements of obsolete equipment, inventory or other assets in the ordinary course of business; and

            (9)   any sale or licensing of intellectual property.

            "AT&T" means AT&T Corp., a New York corporation, and its Affiliates.

            "AT&T AGREEMENT" means that certain fiber optic system agreement, dated as of October 29, 1999, between Opco and AT&T, including all schedules thereto, and together with all agreements the forms of which are attached as exhibits thereto, as such fiber optic system agreement and such other agreements are in effect on the date of this Indenture or as thereafter amended, modified or supplemented in compliance with the terms of this Indenture.

            "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

            "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "BOARD OF DIRECTORS" means the board of directors of the Company.

            "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "BUSINESS DAY" means each day which is not a Legal Holiday.

            "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "CASH EQUIVALENTS" means, as at any date of determination:

            (1) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States or (b) issued by any agency of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;

            (2) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, one of the two highest ratings obtainable from either S&P or Moody's;

            (3) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;

            (4) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100.0 million;

            (5) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (1) and (2) above, (b) has net assets of not less than $500.0 million, and (c) has the highest rating obtainable from either S&P or Moody's;

            (6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

            (7)   Investment Grade Securities; and

            (8) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (7) above.

            "CERTIFICATE OF DESIGNATIONS" means the certificate of designations relating to the New Preferred Stock as in effect on the date of this Indenture.

            "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

            (1) (a) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to any Person or group of related Persons for purposes of
                  Section 13(d) of the Exchange Act (a "Group") (other than the Permitted Holders or any Permitted Group) or (b) any consolidation or merger by the Company with or into another Person or the consolidation or merger of another Person with or into the Company, in any case under this clause (1), in one transaction or a series of related transactions in which immediately after the consummation thereof, holders of the Capital Stock of the Company immediately prior to such consummation shall cease to own a majority of the voting power of the Capital Stock of the Company or the surviving or transferee entity if other than the Company;

            (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

            (3) any Person or Group (other than the Permitted Holders or any Permitted Group) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

            (4) during any consecutive two-year period calculated in accordance with GAAP, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of holders of the New Preferred Stock) to constitute a majority of the Board of Directors of the Company then in office.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMPANY" means PF.Net Communications, Inc., and any and all successors thereto.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

            (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

            (2) amortization of debt discount and debt issuance cost (other than those on the Company's consolidated balance sheet on the Issue Date);

            (3)   capitalized interest;

            (4)   non-cash interest expenses;

            (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

            (6) net costs associated with Interest Swap Obligations (including amortization of fees);

            (7) Preferred Stock dividends paid by any Restricted Subsidiary other than to the Company or another Restricted Subsidiary, but only to the extent paid in cash; and

            (8) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary.

            "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (y) EBITDA for the four most recent consecutive fiscal quarters ending at least 45 days prior to such date of determination (such four fiscal quarters being herein called the "REFERENCE PERIOD"); PROVIDED, HOWEVER, that

            (1) if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than ordinary working capital borrowings under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis; and

            (2) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (through an acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by way of an asset sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Reference Period or after the end of such period and on or prior to such date of determination, such calculation will be made on a pro forma basis (including after giving effect to pro forma cost savings and expenses) in accordance with Regulation S-X under the Exchange Act as if, in the case of an acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Reference Period and, in the case of an asset sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Reference Period.

            "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated Subsidiaries prior to any provision for preferred stock dividends; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

            (1) any net income (or loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below):

            (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (3) other than for purposes of the Leverage Ratio Exception only, any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusions contained in clauses (4) through (10) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that such Restricted Subsidiary could have paid in dividends or distributions during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause applicable to such other Restricted Subsidiary) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (4) gains and losses realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gains and losses realized upon the sale or other disposition of any Capital Stock of any Person in each case, and the related tax effect according to GAAP;

            (5) extraordinary gains and extraordinary losses and the related tax effect according to GAAP;

            (6)   the cumulative effect of a change in accounting principles;

            (7) any non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction;

            (8) any non-cash charge, expense or income associated with the increase or decrease in value of Capital Stock of the Company or warrants or options to purchase such Capital Stock, in each case which are required to be repurchased by the Company upon the occurrence of certain events, which charge, expense or income is required by the consensus of the Emerging Issues Task Force of the Financial Accounting Standards Board on EITF Issue No. 00-7;

            (9) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

            (10) dividends paid to holders of Designated Preferred Stock pursuant to Section 4.07(b)(6).

            Notwithstanding the foregoing, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to Section 4.07(a)(3)(D).

            "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.02 or such other address as to which the Trustee may give notice to the Company.

            "CREDIT AGREEMENT" means one or more credit agreements entered into by the Company and/or one or more of its Restricted Subsidiaries with one or more banks, other financial institutions or vendors that extend credit, providing for senior term loans, senior revolving credit loans and/or senior letters of credit to the Company and/or such Restricted Subsidiaries, as amended, extended, renewed, restated, supplemented or Refinanced or otherwise modified, in whole or in part, from time to time, together with any related promissory notes, guarantees and security documents, including the First Union Facility.

            "DEBT SECURITIES" means any debt securities issued by the Company in a public offering or a private placement.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of EXHIBIT A except that such Note shall not bear the Global Note Legend and shall not have a schedule of exchanges of interests applicable to a Global Note attached thereto.

            "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "DESIGNATED NONCASH CONSIDERATION" means any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as such pursuant to an Officers' Certificate of the Company or such Restricted Subsidiary at the time of such Asset Sale. An item of Designated Noncash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents. At the time of receipt of any Designated Noncash Consideration, the Company or the applicable Restricted Subsidiary shall deliver an Officers' Certificate to the Trustee which shall state the Fair Market Value of such Designated Noncash Consideration and the basis of such valuation.

            "DESIGNATED PREFERRED STOCK" means Preferred Stock that is designated as Designated Preferred Stock on the issue date thereof pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company and delivered to the Trustee, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(3)(B).

            "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof and delivered to the Trustee on or prior to the date which is 91 days after the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a "change of control" shall not constitute Disqualified Capital Stock if (x) the "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Section
4.15 and (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto (it being understood that the New Preferred Stock issued pursuant to the Certificate of Designations as in effect on the Issue Date shall not constitute Disqualified Capital Stock).

            "DISQUALIFIED PERSON" means a Subsidiary of the Company or an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees.

            "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (b) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (c) amortization expense of the Company and its consolidated Restricted Subsidiaries and (d) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "EXCHANGE NOTES" means the 13.75% Senior Notes due 2010 to be issued in exchange for the Notes pursuant to the Registration Rights Agreement.

            "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

            "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

            "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting reasonably and in good faith; PROVIDED, HOWEVER, that (1) if the Fair Market Value as determined by the Board of Directors for any transaction or series of related transactions exceeds $2.5 million, such determination shall be evidenced by a Board Resolution delivered to the Trustee, and (2) for purposes of Sections 4.07 and 4.11, if the Fair Market Value as determined by the Board of Directors for any transaction or series of related transactions exceeds $10.0 million, such determination shall be evidenced by a determination of an Independent Financial Advisor delivered to the Trustee.

            "FIRST UNION FACILITY" means the senior secured credit agreement, dated as of October 29, 1999, among Opco, as borrower, the lenders party thereto, Lucent, as administrative agent, and Lucent, as syndication agent, including all schedules thereto, and together with all agreements the forms of which are attached as exhibits thereto, as assigned to First Union National Bank on March 31, 2000, as such credit agreement or such other agreements are in effect on the date of this Indenture or as thereafter amended, modified or supplemented in compliance with the terms of this Indenture.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and statements of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

            "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of EXHIBIT A, issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f).

            "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "HOLDER" means the registered holder of any Note.

            "INCUR" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security, the accrual of interest or the payment of interest or the payment of dividends on any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed the Incurrence of Indebtedness.

            "INDEBTEDNESS" means, with respect to any Person, on any date of determination (without duplication):

            (1) all indebtedness, obligations and liabilities of such Person for borrowed money;

            (2) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures and notes;

            (3)   all Capitalized Lease Obligations of such Person;

            (4) all obligations and liabilities of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness, obligations and liabilities of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

            (5) all indebtedness, obligations and liabilities for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

            (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

            (7) all indebtedness, obligations and liabilities of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

            (8) the net amount of all indebtedness, obligations and liabilities under Interest Swap Agreements of such Person; and

            (9) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

            For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursu-ant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, HOWEVER, that the amount outstanding at any time of any Indebtedness issued with original issue discount is the amount of the liability in respect thereof determined in accordance with GAAP.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time.

            "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized investment banking, accounting or appraisal firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "INITIAL NOTES" means the $225.0 million in aggregate principal amount of 13.75% Senior Notes due 2010 of the Company issued on the Issue Date.

            "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

            "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the definition of "Restricted Payment" and for purposes of Section 4.07, (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "INVESTMENT GRADE SECURITIES" means publicly traded debt securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the two highest rating categories by either S&P or Moody's.

            "ISSUE DATE" means May 10, 2000, the date on which the Initial Notes were originally issued.

            "KOCH" means Koch Telecom Ventures, Inc., a Delaware corporation, and its controlled Affiliates.

            "KOCH NOTE" means the promissory note issued by the Company to Koch Telecom Ventures, Inc. on October 29, 1999, in the principal amount of $10.0 million, as in effect on the date thereof (together with any additional notes (in substantially the form of such original note) issued as pay-in-kind interest thereon).

            "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

            "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "LUCENT" means Lucent Technologies Inc., a Delaware corporation, and its Affiliates.

            "MOODY'S" means Moody's Investors Service, Inc.

            "NET AVAILABLE CASH" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable in respect of such Asset Sale, (c) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,
(d) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and
(e) the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the property or other assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

            "NET CASH PROCEEDS" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discount or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "NETWORK" means the fiber optic telecommunications terrestrial network constructed or owned from time to time by the Company and its Restricted Subsidiaries.

            "NEW PREFERRED STOCK" means any and all shares of Series A Preferred Stock of the Company issued pursuant to the Certificate of Designations.

            "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "NON-U.S. PERSON" means a Person who is not a U.S. Person.

            "NOTES" means, collectively, the Notes (including, without limitation, the Initial Notes) issued hereunder and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "ODYSSEY" means Odyssey Investment Partners Fund, LP, a Delaware limited partnership, and its controlled Affiliates.

            "OFFERING" means the offering of the Notes by the Company.

            "OFFICER" means, with respect to any Person, the Chairman of the board of directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of Sections 10.04 and 10.05.

            "OPCO" means PF.Net Corp., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

            "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections
10.04 and 10.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

            "PARTICIPANT" means, with respect to the Depositary, a Person who has an account with the Depositary.

            "PARTICIPATING BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

            "PERMITTED GROUP" means any group of investors that is deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time; PROVIDED that no single Person (together with its Affiliates), other than the Permitted Holders, is the "beneficial owner" (as such term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than 50% of the voting power of the issued and outstanding Capital Stock of the Company that is "beneficially owned" (as defined above) by such group of investors.

            "PERMITTED HOLDERS" means Koch, Odyssey, John Warta, Stephen Irwin and Related Parties of John Warta or Stephen Irwin.

            "PERMITTED INDEBTEDNESS" means any of the following:

            (1) Indebtedness under the Notes issued on the Issue Date and the related Exchange Notes, and any Guarantees thereof;

            (2) Indebtedness under one or more Credit Agreements in an aggregate principal amount (including amounts outstanding at the Issue Date other than amounts outstanding under the First Union Facility) not to exceed $350.0 million at any one time outstanding, less any repayments actually made thereunder with the Net Proceeds of Asset Sales in accordance with clause (1) of Section 4.10(b);

            (3) Indebtedness Incurred by the Company under the Koch Note;

            (4) Indebtedness outstanding on the Issue Date (including amounts outstanding under the First Union Facility but excluding other Indebtedness permitted by clause (1), (2) or (3) above);

            (5) Interest Swap Obligations Incurred by the Company or any of its Restricted Subsidiaries covering Indebtedness Incurred by the Company or any of its Restricted Subsidiaries and Interest Swap Obligations Incurred by any Restricted Subsidiary covering Indebtedness Incurred by such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted to be incurred under this Indenture and not for speculative purposes, and the notional principal amount of any such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (6) (A) Indebtedness (other than obligations for money borrowed) Incurred by the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued (x) in the ordinary course of business of the Company or such Restricted Subsidiary or (y) to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements, and (B) other Indebtedness (other than obligations for money borrowed) in order to finance insurance premiums and with respect to workers' compensation claims, self-insurance obligations, per-formance, surety and similar bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

            (7) Indebtedness owed to a Restricted Subsidiary or the Company by any Restricted Subsidiary or the Company; PROVIDED, HOWEVER, that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have Incurred Indebtedness not permitted by this clause (7);

            (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within five Business Days of Incurrence;

            (9) Indebtedness Incurred by the Company after the Issue Date in an amount which, when taken together with the amount of any other Indebtedness Incurred after the Issue Date pursuant to this clause (9), does not exceed the sum of two times (a) the Net Cash Proceeds, plus (b) the Fair Market Value of any Telecommunications Asset and Capital Stock in any Person primarily engaged in a Telecommunication Business, in each case received by the Company after the Issue Date as a capital contribution from, or from the issuance and sale of its Qualified Capital Stock to, any Person (other than a Disqualified Person) but only to the extent that such Net Cash Proceeds have not been used pursuant to Section 4.07(a)(3)(B) or
      Section 4.07(b)(1) to make a Restricted Payment; PROVIDED, HOWEVER, that any such Indebtedness (other than any Notes issued after the Issue Date) Incurred pursuant to this clause (9) shall not mature prior to the Stated Maturity of the Initial Notes and shall have an Average Life longer than the Average Life of the Initial Notes;

            (10) the guarantee by the Company or any Restricted Subsidiary of Indebtedness Incurred by the Company or any of the Restricted Subsidiaries that constituted Permitted Indebtedness under one or more of the clauses of the definition of "Permitted Indebtedness" or that was permitted to be Incurred by another provision of Section 4.09;

            (11) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.09(a) or which constitutes Permitted Indebtedness pursuant to clause (1), (3), (4) or (9) above or this clause (11);

            (12) Permitted ROW Indebtedness in an aggregate amount not to exceed $10.0 million at any one time outstanding;

            (13) Vendor Financing Indebtedness;

            (14) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case not constituting obligations for money borrowed and Incurred in connection with the disposition of any business or assets of the Company or any of its Restricted Subsidiaries (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition and in an aggregate amount not to exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition); and

            (15) other Indebtedness in an aggregate amount not to exceed $15.0 million at any one time outstanding.

            "PERMITTED INVESTMENTS" means:

            (1) Investments by the Company or any Restricted Subsidiary in Restricted Subsidiaries of the Company and Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge with or consolidate into the Company or a Restricted Subsidiary of the Company;

            (2) Investments in the Company by any Restricted Subsidiary of the Company;

            (3) loans and advances to employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes not in excess of $7.5 million at any one time outstanding;

            (4) Interest Swap Obligations constituting Permitted Indebtedness in compliance under clause (5) of the definition thereof;

            (5) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

            (6) Guarantees constituting Permitted Indebtedness Incurred in compliance with clause (1), (2), (13) or (15) of the definition of "Permitted Indebtedness";

            (7) Cash Equivalents;

            (8) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in ac-cordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

            (9) payroll, travel and similar advances to employees and directors to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and that are made in the ordinary course of business;

            (10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and

            (11) other Investments in an aggregate amount not to exceed $25.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

            Upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation.

            "PERMITTED LIENS" means the following types of Liens:

            (1) statutory Liens of landlords or of mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (2) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (3) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances is-sued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (6) Liens securing Interest Swap Obligations constituting Permitted Indebtedness under clause (5) of the definition of "Permitted Indebtedness";

            (7) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

            (8) Liens securing Indebtedness of any Restricted Subsidiary that was permitted by this Indenture to be incurred;

            (9) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $5.0 million at any one time outstanding; and

            (10) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses
      (1) through (9); PROVIDED that no such extension or renewal Lien shall (a) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (b) extend to any property or assets not subject to the Lien being so extended or renewed.

            "PERMITTED ROW INDEBTEDNESS" means Indebtedness evidencing the deferred obligation to the seller of any right-of-way on which any Segment of the Network is being constructed to pay the purchase price for such right-of-way.

            "PERMITTED TELECOMMUNICATIONS ASSET DISPOSITION" means the transfer, conveyance, sale, lease or grant of an indefeasible right-of-use or other disposition (each, a "DISPOSITION") in the ordinary course of business of fiber, conduit, rights in fiber or conduit or associated infrastructure of the Network that, in the case of the sale of dark fiber, shall not cause the Company (x) to own less than 24 fibers per route mile (unless the Company owns at least 12 fibers and one empty conduit) or (y) to own less than 12 fibers and one empty conduit per route mile (unless the Company owns at least 24 fibers), in each case, on every Segment of the Network constructed or developed by the Company that was part of the Project and that has been completed as of the date of such Disposition.

            "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "PREFERRED STOCK," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

            "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

            "PROJECT" means the construction, maintenance or operation of approximately 6,400 route miles (including 5,000 miles under the AT&T Agreement) of telecommunications-related network infrastructure, components, equipment and other devices as described in the final offering memorandum relating to the Initial Notes, and activities related thereto.

            "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

            "QUALIFIED EQUITY OFFERING" means any offering of common stock of the Company to Persons other than Affiliates of the Company and other than holders of Capital Stock of the Company on the Issue Date; PROVIDED that the net proceeds received by the Company from such offering are not less than $75.0 million.

            "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

            "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebt-edness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED, FURTHER, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company (except to the extent such Refinanced Indebtedness was guaranteed by such Subsidiary) or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issue Date by and among the Company and the Initial Purchasers.

            "RELATED PARTIES" means:

            (a) (1) any spouse, sibling, parent or child of any Permitted Holder; or

                  (2) the estate of any Permitted Holder during any period in which such estate holds Capital Stock of the Company for the benefit of any Person referred to in clause (a)(1); or

            (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing partner or managing member of which is, one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a).

            "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

            "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

            "RESTRICTED PAYMENT" with respect to any Person means:

            (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than PRO RATA dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

            (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Qualified Capital Stock);

            (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

            (4) the making of any Investment (other than a Permitted
      Investment).

            "RESTRICTED SECURITIES" means any Restricted Definitive Notes and any Restricted Global Note.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that at the time of determination is not an Unrestricted Subsidiary.

            "RULE 144" means Rule 144 promulgated under the Securities Act.

            "RULE 144A" means Rule 144A promulgated under the Securities
Act.

            "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, and the Company or such Restricted Subsidiary is required under GAAP to capitalize such arrangement.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SEGMENT" means (x) with respect to the intercity portions of the Network, the through-portion of the Network between two local networks and (y) with respect to a local portion of the Network, the entire through-portion of the Network, excluding the spurs which branch off the through-portion.

            "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "SIGNIFICANT SUBSIDIARY" means (i) any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act or (ii) any group of Restricted Subsidiaries that together would constitute a Restricted Subsidiary.

            "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "STOCKHOLDERS AGREEMENT" means the stockholders agreement dated as of October 29, 1999, among the Company, John Warta, Georgiana Warta, Karen Irwin, Treg Ventures LLC, Koch Telecom Ventures, Inc., PF Telecom Holdings, LLC, GLW Ventures LLC, Odyssey Coinvestors, LLC, Odyssey Investment Partners Fund LP, UBS Warburg LLC (formerly known as Warburg Dillon Read LLC), UBS Capital II LLC, Credit Suisse First Boston, and Lucent Technologies Inc., as such agreement is in effect on the Issue Date or as thereafter amended, modified or supplemented in compliance with this Indenture.

            "SUBORDINATED OBLIGATION" means the principal amount of any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

            "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "TELECOMMUNICATIONS ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

            "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting or providing services relating to the transmission of voice, video or data through owned or leased transmission facilities, (ii) constructing, installing, maintaining, creating, developing or marketing communications-related network infrastructure, components, equipment, software and other devices for use in a telecommunications business and/or any business related or incidental thereto, and (iii) evaluating, participating or pursuing any other activity or opportunity that is ancillary or reasonably related to those identified in clause (i) or (ii) above.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

            "TOTAL ASSETS" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less goodwill and unamortized debt discount.

            "TRUSTEE" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

            "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of EXHIBIT A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

            "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The

Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED in any case that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets of more than $1,000, such designation would be permitted under Section
4.07. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) if such Subsidiary had any Indebtedness outstanding at the time of such designation, the Company could Incur $1.00 of additional Indebtedness under the Leverage Ratio Exception and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate of the Company certifying that such designation complied with the foregoing provisions.

            "U.S. PERSON" means a U.S. Person as defined in Rule 902(o) of the Securities Act.

            "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "VENDOR FINANCING INDEBTEDNESS" means Indebtedness of the Company or any of its Restricted Subsidiaries Incurred by the Company or any of its Restricted Subsidiaries the proceeds of which are used to finance all or any part of the cost of construction, engineering, acquisition, installation, development or improvement by the Company or any Restricted Subsidiary of any Telecommunications Assets and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be refinanced, amended, supplemented, modified or restated from time to time; PROVIDED that the amount of any Incurrence or refinancing thereof does not exceed 100% of the aggregate cost (determined in accordance with GAAP by the Board of Directors in good faith) of the construction, acquisition, development, engineering, installation and improvement of the applicable Telecommunications Assets. Vendor Financing Indebtedness shall not include (1) any Indebtedness to fund interest or other similar finance charges made available by any vendor or lessor or (2) any subordinated Indebtedness.

            "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary of the Company, all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.
SECTION 1.02.  OTHER DEFINITIONS.

                                                            Defined in
            Term                                            Section
            ----                                            -------

      "ACCELERATION NOTICE".............................       6.02
      "AFFILIATE TRANSACTION"...........................       4.11
      "CHANGE OF CONTROL NOTICE"........................       4.15
      "CHANGE OF CONTROL OFFER".........................       4.15
      "CHANGE OF CONTROL PAYMENT".......................       4.15
      "CHANGE OF CONTROL PAYMENT DATE"..................       4.15
      "COVENANT DEFEASANCE".............................       8.03
      "DTC".............................................       2.03
      "EVENT OF DEFAULT"................................       6.01
      "EXCESS PROCEEDS".................................       4.10
      "GUARANTEED INDEBTEDNESS".........................       4.18
      "LEGAL DEFEASANCE"................................       8.02
      "LEVERAGE RATIO EXCEPTION"........................       4.09
      "NET PROCEEDS OFFER"..............................       4.10
      "NET PROCEEDS OFFER PAYMENT DATE".................       4.10
      "NET PROCEEDS OFFER TRIGGER DATE".................       4.10
      "OFFER PERIOD"....................................       3.09
      "PAYING AGENT"....................................       2.03
      "PURCHASE DATE"...................................       3.09
      "REGISTRAR".......................................       2.03
      "SUBSIDIARY DISTRIBUTIONS"........................       4.08
      "SUBSIDIARY GUARANTEE"............................       4.18
      "SUCCESSOR COMPANY"...............................       5.01

SECTION 1.03. TRUST INDENTURE ACT DEFINITIONS.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "INDENTURE SECURITIES" means the Notes;

            "INDENTURE SECURITY HOLDER" means a Holder of a Note;

            "INDENTURE TO BE QUALIFIED" means this Indenture;

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
Trustee; and

            "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2

                                    THE NOTES


SECTION 2.01. FORM AND DATING.

            (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, including, with respect to any

Notes, a legend relating to original issue discount, if applicable. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) GLOBAL NOTES; DEFINITIVE NOTES. Notes issued in global form shall be substantially in the form of EXHIBIT A (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of EXHIBIT A (but without the Global Note Legend thereon). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

            One Officer shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall initially authenticate the Initial Notes in an aggregate principal amount not to exceed $225,000,000 upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.07). The Trustee shall authenticate Notes thereafter in unlimited amount (so long as permitted by the terms of this Indenture) for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.07). Each such written order shall specify the amount of Notes to be authenticated or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

            The Notes shall be issued only in fully registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest (including Additional Interest, if any) on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent and shall notify the Trustee of its action or failure so to act. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

            (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) an Event of Default has occurred and is continuing. Upon the occurrence of any of the events described in clause
(i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be replaced or exchanged, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in lieu of, or in exchange for, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),(c) or (f).

            (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

           (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Depositary either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

          (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if such Note is being transferred to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate in the form of EXHIBIT B, including the certifications in item (1) thereof;

                  (B) if such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B, including the certifications in item (2) thereof; or

                  (C) if such Note is being transferred pursuant to an exemption from registration other than Rule 144A or Regulation S, then the transferor must deliver a certificate in the form of EXHIBIT B, including the certifications, certificates and Opinion of Counsel in form reasonably acceptable to the Company and the Registrar required by item (3)(d) thereof, if applicable.

           (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (1) a broker-dealer,
            (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

            (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT C, including the certifications in item (1)(a) thereof; or

            (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT B, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written authentication order from the Company in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
NOTES.

            (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive

            Note, a certificate from such holder in the form of EXHIBIT C, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B), (C) or (D) above, a certificate to the effect set forth in EXHIBIT B, including the certifications, certificates and Opinion of Counsel in form reasonably acceptable to the Company and the Registrar required by item (3)(d) thereof, if applicable;
                  (F) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

           (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

            (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT C, including the certifications in item (1)(b) thereof; or

            (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT B, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar and the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Com-pany to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
      Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

            (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

            (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of EXHIBIT C, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B), (C) or (D) above, a certificate to the effect set forth in EXHIBIT B, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B, including the certifications in item (3)(c) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

           (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

            (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT C, including the certifications in item (1)(c) thereof; or

            (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT B, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B, including the certifications in item (1) thereof; and

                  (B) if the transfer will be made pursuant to Regulation S, then the transferor must deliver a certificate in the form of EXHIBIT B, including the certifications in item (2) thereof;

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

           (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

            (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT C, including the certifications in item (1)(d) thereof; or

            (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT B, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amounts.

            (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) PRIVATE PLACEMENT LEGEND.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A 'QUALIFIED INSTITUTIONAL BUYER' (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2),
                  (3) OR (7) UNDER THE SECURITIES ACT (AN 'INSTITUTIONAL ACCREDITED INVESTOR') THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CER-

                  TIFICATE AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
                  (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING AT LEAST $100,000 OF UNITS, NOTES OR WARRANTS FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE REGISTRAR AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii),
            (d)(ii), (d)(iii), (e)(ii),

            (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

           (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
            (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          (iii) UNIT LEGEND. Each Note shall bear a legend in substantially the following form:

            "PRIOR TO THE SEPARATION DATE (AS DEFINED) THIS NOTE MAY NOT BE TRANSFERRED OR EXCHANGED WITHOUT THE SIMULTANEOUS TRANSFER OR EXCHANGE OF A WARRANT TO PURCHASE 36.87243 SHARES OF THE COMPANY'S COMMON STOCK PAR VALUE $0.01 PER SHARE (THE "WARRANTS") FOR EACH $1,000 PRINCIPAL AMOUNT OF NOTES BEING TRANSFERRED OR EXCHANGED. THE "SEPARATION DATE" SHALL MEAN THE EARLIEST OF (I) MAY 10, 2001; (II) THE OCCURRENCE OF A CHANGE OF CONTROL OR AN EVENT OF DEFAULT; (III) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE NOTES OR THE NEW NOTES IS DECLARED EFFECTIVE; (IV) IMMEDIATELY PRIOR TO THE REDEMPTION OF ANY NOTES BY THE COMPANY WITH THE PROCEEDS OF A QUALIFIED EQUITY OFFERING; (V) THE CONSUMMATION OF AN INITIAL PUBLIC OFFERING OF THE COMPANY; OR (VI) SUCH EARLIER DATE AS DETERMINED BY UBS WARBURG LLC AND CREDIT

            SUISSE FIRST BOSTON CORPORATION IN THEIR SOLE DISCRETION."

           (iv) ORIGINAL ISSUE DISCOUNT LEGEND. Each Note shall bear a legend in substantially the following form:

            "FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $764.00. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $236.00, THE ISSUE DATE IS MAY 10, 2000 AND THE YIELD TO MATURITY IS 19.125% PER ANNUM."

            (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (i)   GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

           (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05).

          (iii) The Registrar shall not be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.03 and ending at the close of business on such day, or (B) to register the transfer of or exchange any Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

           (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.03 and ending at the close of business on such day, or (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

           (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT NOTES.

            If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a written authentication order, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the

Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, including relating to any amendment, Notes owned by the Company or any of its Affiliates shall be disregarded. For purposes of the preceding sentence only, so long as Koch Industries, Inc. is an Affiliate of the Company, any present or former direct or indirect shareholder of Koch Industries, Inc. and any associate or affiliate of a present or former direct or indirect shareholder of Koch Industries, Inc. shall also be deemed to be an Affiliate of the Company. For the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, including relating to any amendment only Notes that the Trustee knows are so owned shall be disregarded. In addition, in any bankruptcy, insolvency or other similar proceeding and only to the extent not inconsistent with the laws applicable thereto, for so long as Koch Industries, Inc. is an Affiliate of the Company, no present or former direct or indirect shareholder of Koch Industries, Inc. or any associate or affiliate of a present or former direct or indirect shareholder of Koch Industries, Inc. (other than Koch Industries, Inc. and its direct and indirect subsidiaries) shall be allowed to vote his or her interest in any Note in any such proceeding.

SECTION 2.10. TEMPORARY NOTES.

            Until definitive certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a written authentication order from the Company pursuant to Section 2.02, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return canceled Notes to the Company. Certification of the destruction of all canceled Notes shall be delivered to the Company. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to

Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. CUSIP NUMBERS.

            The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT


SECTION 3.01. NOTICES TO TRUSTEE.

            If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter notice shall be agreed to in writing by the Trustee), an Officers' Certificate setting forth (i) the clause of Section 3.07 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the redemption price, (iv) the CUSIP numbers of the Notes to be redeemed, and (v) that such redemption will comply with the conditions contained in this Article 3.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

            If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes or portions thereof to be redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed, on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. Notwithstanding the foregoing, if less than all of the Notes are to be redeemed pursuant to Section 3.07(b) or purchased pursuant to Section 3.09, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes PRO RATA basis or on as nearly a PRO RATA basis as is practicable. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date or date of purchase by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. The provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

            Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed, including CUSIP numbers, and shall state:

            (a) the redemption date;

            (b) the redemption price and the amount of accrued and unpaid interest, if any, to be paid;

            (c) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender of the applicable Note to the Paying Agent;

            (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

            At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, interest shall cease to accrue on and after the redemption date on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

            Upon surrender of a Note that is redeemed in part, the Company shall issue in the name of the Holder thereof and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

            (a) Except as provided in paragraph (b) below, the Notes shall not be redeemable at the option of the Company prior to May 15, 2005. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed in percentages of principal amount) plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                                                         Redemption
            Year                                           Price
            ----                                         ---------
            2005....................................     106.875%
            2006....................................     104.583%
            2007....................................     102.291%
            2008 and thereafter.....................     100.000%

            (b) In addition, at any time and from time to time prior to May 15, 2003, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of Notes with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to 113.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date; PROVIDED that (1) not less than 65% of the aggregate principal amount of Notes originally issued must remain outstanding immediately after each such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) notice of such redemption must be given not later than 30 days after the related Qualified Equity Offering.

            (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

SECTION 3.08. MANDATORY REDEMPTION.

            The Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

            In the event that the Company shall be required to commence a Net Proceeds Offer pursuant to Section 4.10, it shall follow the procedures specified in this Section 3.09.

            The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE Date"), the Company shall purchase the Notes equal to the amount of Excess Proceeds (the "NET PROCEEDS OFFER AMOUNT") subject to Section 3.02 hereof or, if Notes in an aggregate principal amount less than the Net Proceeds Offer Amount have been tendered, all Notes validly tendered in response to the Net Proceeds Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name a Note was registered at the close of business on such record date.

            Upon the commencement of a Net Proceeds Offer, the Company shall mail or cause to be mailed, by first-class mail, a notice of such Net Proceeds Offer to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

            (a) that the Net Proceeds Offer is being made pursuant to this
      Section 3.09 and Section 4.10 and the length of time the Net Proceeds Offer shall remain open;

            (b) the Net Proceeds Offer Amount, the purchase price and the Purchase Date;

            (c) that any Note not validly tendered or accepted for payment shall continue to accrue interest;

            (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Net Proceeds Offer ceases to accrue interest after the Purchase Date and the only remaining right of the Holder is to receive payment of the purchase price upon surrender of the applicable Note to the Paying Agent;

            (e) that Holders electing to have a portion of a Note purchased pursuant to a Net Proceeds Offer may only elect to have such Note purchased in integral multiples of $1,000;

            (f) that Holders electing to have a Note purchased pursuant to any Net Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a

      Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Net Proceeds Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (based on amounts tendered and with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (i) that Holders whose Notes were purchased only in part shall be issued a new Note or Notes in principal amount equal to the unpurchased portion of the Notes surrendered in the name of the Holder thereof upon cancellation of the original Note.

            On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary and, except as provided in Section 3.02, the Net Proceeds Offer Amount of Notes or portions thereof validly tendered pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been tendered, all Notes or portions thereof validly tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Net Proceeds Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 and Section 4.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

            To the extent that the provisions of any securities laws or regulations conflict with this Section 3.09 or Section 4.10, the Company shall comply with the applicable securi-ties laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 or Section 4.10.


                                    ARTICLE 4

                                    COVENANTS


SECTION 4.01. PAYMENT OF NOTES.

            The Company shall pay or cause to be paid the principal amount, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal amount, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal amount, premium, if any, and interest and Additional Interest, if any, then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

            The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. SEC REPORTS.

            (a) The Company shall at all times provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, on and after the date of the consummation of the Registered Exchange Offer, the Company shall file all such information, documents and other reports with the SEC at the times specified for the filing of such information, documents and reports under such Sections (to the extent the SEC will accept such a filing). The Company will also comply with the other provisions of TIA ss. 314(a).

            (b) In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holders of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

SECTION 4.04. COMPLIANCE CERTIFICATE.

            (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after any Officer becoming aware of any Default or Event of Default (other than any Event of Default specified in Section 6.01(g) or 6.01(h)), an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. PAYMENT OF TAXES.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. LIMITATION ON RESTRICTED PAYMENTS.

            (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes, and after giving effect to, such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the Leverage Ratio Exception; or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (other than Restricted Payments made pursuant to paragraph (b)(1), (2), (4), (5), (6), (7), (8) or (9)
      below) would exceed the sum of (without duplication):

                  (A) 50% of the Consolidated Net Income of the Company for the
            period (taken as one accounting period) from October 1, 2001 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit);

                  (B) the aggregate net proceeds (including the Fair Market
            Value of property other than cash) received by the Company from the issuance and sale of Qualified Capital Stock subsequent to the Issue Date (other than an issuance or sale (x) to a Disqualified Person or (y) that served as the basis for an Incurrence of Indebtedness constituting Permitted Indebtedness under clause (9) of the definition of such term or (z) that served as the basis for the making of an Investment pursuant to paragraph (b)(5) below);

                  (C) the amount by which Indebtedness of the Company or any
            Restricted Subsidiary Incurred after the Issue Date is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) of such Indebtedness into Qualified Capital Stock plus the net proceeds (including the Fair Market Value of property other than cash) received by the Company from the issuance and sale of convertible or exchangeable Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock (other than Disqualified Capital Stock sold to a Subsidiary of the Company), in each case, LESS the amount of any cash, or the Fair Market Value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange;

                  (D) 100% of the aggregate net proceeds (including the Fair
            Market Value of property other than cash) received by the Company or any of its Restricted Subsidiaries upon the sale or other disposition of any Investment (which shall with respect to any sale or other disposition of any Permitted Investment include only the gain thereon) made by the Company and its Restricted Subsidiaries since the Issue Date; and

                  (E) an amount equal to the sum of (i) the net reduction in
            Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary.

            (b) The provisions of the foregoing paragraph (a) shall not prohibit:

            (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent issuance and sale of Qualified Capital Stock and any Investment to the extent paid for with Qualified Capital Stock; PROVIDED, HOWEVER, that the Net Cash Proceeds from any such issuance and sale used to make such Restricted Payment shall be excluded from the calculation of amounts under paragraph (a)(3)(B) above;

            (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations in whole or in part (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the net cash proceeds of the substantially concurrent Incurrence of Subordinated Obligations of the Company which is permitted to be Incurred pursuant to Section 4.09;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.07;

            (4) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors); PROVIDED, HOWEVER, that all such repurchases or other acquisitions pursuant to this clause (4) shall not exceed $3.0 million in any fiscal year PLUS amounts not previously used (which amount shall in any case be increased by the amount of any net cash proceeds received from the sale since the Issue Date of Qualified Capital Stock to members of the Company's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of paragraph (a)(3) above and by the cash proceeds of any "key-man" life insurance policies which are used to make such redemptions or repurchases of stock from the related estate); PROVIDED, FURTHER, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of the Company (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under this Indenture;

            (5) Investments made by the Company or any of its Restricted Subsidiaries in any entity that has as its primary business the ownership and operation of a Telecommunications Business; PROVIDED that after giving effect to such Investment, (x) the aggregate amount of Investments then outstanding pursuant to this clause (5) PLUS any Designated Noncash Consideration received by the Company pursuant to Section 4.10(a)(2)(E) that is then outstanding shall not exceed 5% of the Total Assets of the Company plus the Net Cash Proceeds received by the Company from the issuance and sale of Qualified Capital Stock subsequent to the Issue Date (other than an issuance or sale (A) to a Disqualified Person or (B) that served as the basis of an Incurrence of Indebtedness constituting Permitted Indebtedness under clause (9) of the definition of such term) and (y) such Investment shall not cause the Company (i) to own less than 24 fibers per route mile (unless the Company owns at least 12 fibers and one empty conduit) or (ii) to own less than 12 fibers and one empty conduit per route mile (unless the Company owns at least 24 fibers), in each case, on every Segment of the Network constructed or developed by the Company that was part of the Project and that has been completed as of the date of such Investment;

            (6) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the Issue Date; PROVIDED that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would be able to Incur an additional $1.00 of Indebtedness pursuant to the Leverage Ratio Exception;

            (7) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; PROVIDED that the net proceeds thereof are not included in the calculation of amounts under paragraph (a)(3)(B) above;

            (8) prepayment of the Koch Note in accordance with its terms as in effect on the Issue Date; PROVIDED, HOWEVER, that any proceeds from the issuance and sale of

      Capital Stock which are used to prepay the Koch Note shall be excluded from the calculation of amounts under paragraph (a)(3)(B) above; or

            (9) other Restricted Payments in an aggregate amount not to exceed $10.0 million.

SECTION 4.08.  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM
               RESTRICTED SUBSIDIARIES.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary (the payments, distributions, loans, advances and transfers described in clauses (a), (b) and (c) being called the "SUBSIDIARY DISTRIBUTIONS"), except for such encumbrances or restrictions existing under or by reason of:

            (1) applicable law;

            (2) any encumbrance or restriction applicable to a Restricted Subsidiary that is contained in any Indebtedness or preferred stock outstanding on the Issue Date or permitted to be issued or incurred under the Indenture; PROVIDED that any such restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred or preferred stock being issued (under the relevant circumstances) and do not, in the good faith judgment of the Board of Directors, materially impair the Company's ability to make payments on the Notes when due;

            (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which it became a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of or in connection with such Restricted Subsidiary becoming a Subsidiary of the Company) and outstanding on such date;

            (4) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (2) or (3) of this Section 4.08 or this clause (4) or contained in any amendment to an agreement referred to in clause (2) or
      (3) of this Section 4.08 or this clause (4); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable to the Holders, as determined by the Board of Directors in good faith, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the applicable predecessor agreements;

            (5) the Notes or this Indenture;

            (6) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

            (7) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contracts pending the close of such sale, which encumbrance or restriction is not applicable to any asset other than the asset being sold pursuant to such contract; and

            (8) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

SECTION 4.09. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company may Incur Indebtedness, and a Restricted Subsidiary may Incur Acquired Indebtedness, if no Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of the Indebtedness and if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would be less than 5.5 to 1 (this proviso, the "LEVERAGE RATIO EXCEPTION").

            (b) The foregoing paragraph (a) shall not prohibit the Incurrence of Permitted Indebtedness.

            (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

            (d) For purposes of determining compliance with this Section 4.09,
(1) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted to be Incurred pursuant to
Section 4.09(a) or pursuant to one or more of the clauses of the definition of "Permitted Indebtedness," the Company, in its sole discretion, will classify such item or later reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such categories, and
(2) an item of Indebtedness may be divided and classified in more than one of those categories.

            (e) The Company will not in any event Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

            (f) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. For the purposes of determining the amount of Indebtedness outstanding at any time, Guarantees with respect to Indebtedness otherwise included in the determination of such amount shall not be included.

SECTION 4.10. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

            (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Sale; and

            (2) at least 75% of the consideration received by the Company or such Restricted Subsidiary therefor is in the form of:

                  (A) cash;

                  (B) Cash Equivalents;

                  (C) assumption of liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) by the transferee of any such assets;

                  (D) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the receipt thereof (to the extent of the cash received);

                  (E) any Designated Noncash Consideration received by the
            Company or any of its Restricted Subsidiaries in such Asset Sale having an aggre-gate fair market value, when taken together with all other Designated Noncash Consideration received pursuant to this clause
            (E) that is then outstanding and all Investments made pursuant to
            Section 4.07(b)(5) that are then outstanding, not to exceed 5% of the Total Assets of the Company at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value);

                  (F) Telecommunications Assets and Capital Stock in any Person
            primarily engaged in the Telecommunications Business; or

                  (G) any combination of the foregoing. (b) Within 365 days
            after the receipt of any Net Available
Cash from an Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply such Net Available Cash at its option:

            (1) to repay or retire

                  (A) secured Indebtedness Incurred by the Company, including
            Indebtedness under Credit Agreements, or

                  (B) Indebtedness Incurred by any Restricted Subsidiary (in
            each case other than any Indebtedness owed to the Company or any Restricted Subsidiary); or

            (2) to acquire Telecommunications Assets or Capital Stock in any Person primarily engaged in the Telecommunications Business or to make a capital expenditure or to design, improve or expand the Network.

            Pending the final application of any such Net Available Cash, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings, if any, or otherwise invest such Net Available Cash in Cash Equivalents.

            (c) Any Net Available Cash from Asset Sales that is not applied or invested as provided in paragraph (b) above on or prior to the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors or the board of directors of such Restricted Subsidiary determines not to apply the Net Available Cash relating to such Asset Sale as set forth in paragraph (b) above will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $5.0 million (each, a "NET PROCEEDS OFFER TRIGGER DATE"), the Company will make an offer to purchase (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of Excess Proceeds. The offer price in any such offer to purchase will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, thereon to the date of purchase and will be payable in cash. If at any time any non-cash consideration (including any Designated Noncash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10.

            (d) Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in Section 3.09 hereof. If any Excess Proceeds remain after consummation of such an offer to purchase, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered pursuant to a Net Proceeds Offer exceeds the amount of Excess Proceeds allocable to the Notes, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Upon completion of any such Net Proceeds Offer, the Amount of Excess Proceeds shall be reset at zero.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations in connection with the repurchase of Notes pursuant to this
Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

SECTION 4.11. LIMITATION ON AFFILIATE TRANSACTIONS.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "AFFILIATE TRANSACTION") other than
(x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions) other than those permitted under clause (b) below involving aggregate payments or other property with a Fair Market Value in excess of

$2.5 million shall be approved prior to the consummation thereof by a majority of the disinterested members of the Board of Directors, such approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the foregoing provisions. In the event of any Affiliate Transaction (or series of related Affiliate Transactions) other than those permitted under clause (b) below involving aggregate payments or other property with a Fair Market Value in excess of $10.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor.

            (b) The restrictions set forth in paragraph (a) above shall not prohibit:

            (1) any Restricted Payment or Permitted Investment permitted to be paid pursuant to Section 4.07;

            (2) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees, agents or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors;

            (3) the payment of customary annual management, consulting and advisory fees and related expenses to Odyssey made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the Board of Directors;

            (4) transactions exclusively between or among the Company and/or one or more Restricted Subsidiaries or exclusively between or among Restricted Subsidiaries;

            (5) any agreement as in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment is not more disadvantageous to the Company and its Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Issue Date;

            (6) loans and advances to employees and officers of the Company and its Restricted Subsidiaries for bona fide business purposes, which loans and advances are approved by a majority of the disinterested members of the Board of Directors;

            (7) the issuance or sale of any Qualified Capital Stock; and

            (8) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement

      (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the holders of the Notes in any material respect.

SECTION 4.12. LIMITATION ON LIENS.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien securing Indebtedness or trade payables on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

            (b) The limitation set forth in paragraph (a) above shall not prohibit any of the following:

            (1) Liens existing prior to the Issue Date;

            (2) Liens securing Indebtedness under Credit Agreements;

            (3) Liens on property or shares of Capital Stock of any Person at the time such Person becomes a Subsidiary of the Company; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such Person becoming such a Subsidiary; PROVIDED, FURTHER, HOWEVER, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

            (4) Liens on property at the time the Company or any of its Restricted Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries and including Liens created by other Persons affecting any easement, indefeasible right to use or other property right granted to the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED, FURTHER, HOWEVEr, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries; and

            (5) Liens to secure any Refinancing Indebtedness (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (1), (2), (3) or (4); PROVIDED, HOWEVER, that such new Lien shall be limited to all or part of the same kind(s) of property that secured the original Lien (plus improvements to or on such property).

SECTION 4.13. LIMITATION ON BUSINESS ACTIVITIES.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any business other than the Telecommunications Business, except to the extent that any such business or businesses, when taken together, are not material to the Company and its Restricted Subsidiaries, taken as a whole.
SECTION 4.14.  CORPORATE EXISTENCE.

            Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

            (a) If a Change of Control occurs, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER"), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date) (the "CHANGE OF CONTROL PAYMENT"). Within 60 days following any Change of Control, the Company shall mail a notice to each Holder by first-class mail, with a copy to the Trustee (the "CHANGE OF CONTROL NOTICE"), stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus ac-crued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

            (2) the circumstances and relevant facts regarding such Change of Control;

            (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed other than as may be required by law) (the "CHANGE OF CONTROL PAYMENT DATE"); and

            (4) the instructions determined by the Company, consistent with the covenant described in this Indenture, that a Holder must follow in order to have its Notes purchased. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

            (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the applicable Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

            (d) If a Holder's Notes are called for redemption by the Company pursuant to Section 3.07 prior to the date on which the Company would be obligated to pay for such

Notes tendered pursuant to a Change of Control Offer, such Holder will be entitled to receive only the redemption price as set forth in Section 3.07.

            (e) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes on validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.

            The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue, sell or otherwise dispose of any shares of its Capital Stock except:

            (1) to the Company or a Restricted Subsidiary;

            (2) directors' qualifying shares;

            (3) in accordance with Section 4.10 so long as immediately after giving effect to such issuance, sale or other disposition, the Company directly or indirectly retains at least 51% of the Capital Stock of such Restricted Subsidiary; or

            (4) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section
      4.07 if made on the date of such issuance, sale or other disposition.

SECTION 4.17. LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction with respect to any property unless:

            (1) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.09 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.12;

            (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors) of such property; and

            (3) the Company applies the proceeds of such transaction in compliance with Section 4.10.

SECTION 4.18. LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.

            The Company shall not cause or permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company other than Indebtedness under any Credit Agreement Incurred in compliance with clause (2) or clause (13) of the definition of Permitted Indebtedness ("GUARANTEED INDEBTEDNESS"), unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary Guarantees (a "SUBSIDIARY GUARANTEE") all of the Company's obligations under the Notes and this Indenture. If the Guaranteed Indebtedness is (A) PARI passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

            Any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock of the Company or any Restricted Subsidiary in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is made in accordance with the Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.


                                    ARTICLE 5

                                   SUCCESSORS


SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS.

            The Company shall not consolidate with or merge with or into any other Person, and the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person, unless:

            (1) (x) the Company shall be the surviving Person or the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (y) the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement;

            (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (3) immediately after giving effect to such transaction, either (a) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the Leverage Ratio Exception, or (b) the Successor Company has a Consolidated Leverage Ratio that is no higher than that of the Company immediately prior to giving effect to such transaction; and

            (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the provisions of this Indenture.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. However, transfer of assets between or among the Company and its Restricted Subsidiaries will not be subject to the foregoing covenants.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation, merger, or any sale, conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01 in which the Company is not the continuing corporation, the Successor Company formed by such consolidation or into which the Company is merged or to which such consolidation, merger, sale conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


SECTION 6.01. EVENTS OF DEFAULT.

            An "EVENT OF DEFAULT" shall mean any of the following events:

            (a) the failure to pay interest on any Note when the same becomes due if the default continues for a period of 30 days;

            (b) the failure to pay the principal on any Notes when the same becomes due, at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

            (c) the failure by the Company to comply with its obligations under
      Article 5 or to comply with any of its obligations to make or consummate an offer to purchase the Notes as described in Section 4.10 or 4.15;

            (d) a default in the observance or performance of any other covenant or agreement contained herein if the default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the then outstanding principal amount of the Notes;

            (e) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

            (f) any final, non-appealable judgment or decree for the payment of money in excess of $10.0 million is entered against the Company or any Restricted Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, paid, waived or stayed;

            (g) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                 (i) commences a voluntary case,

                (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

                (iv) makes a general assignment for the benefit of its
            creditors, or

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Restricted Subsidiaries;

                 (ii) appoints a custodian of the Company or any of its
            Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

                (iii) orders the liquidation of the Company or any of its
            Restricted Subsidiaries;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

      Notwithstanding the foregoing, a default under clause (d) or (f) will not constitute an Event of Default until the Trustee or the Holders of at least 25% of the then outstanding principal amount of the Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

SECTION 6.02. ACCELERATION.

            (a) If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee specifying the applicable Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"). Upon such a declaration, such principal and interest shall become immediately due and payable. If an Event of Default specified in clause (g) or
(h) of Section 6.01 with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (b) At any time after a declaration of acceleration with respect to the Notes as described in paragraph (a) above, the Holders of a majority in principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (g) or (h) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

            Subject to Sections 2.09, 6.07 and 9.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) or a Default or Event of Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 9.02 (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of De-fault arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

            Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification from the Company satisfactory to it in its reasonable discretion against any fees, loss, liability, cost or expense caused by taking such action or following such direction.

SECTION 6.06. LIMITATION ON SUITS.

            The Holders of a majority in principal amount of outstanding Notes may pursue any remedy with respect to this Indenture or the Notes unless:

            (a) such Holder of a Note gives to the Trustee written notice that an Event of Default is continuing;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes (excluding Affiliates of the Company) do not give the Trustee a direction inconsistent with the request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal amount of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 7.07.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal amount, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal amount, premium and Additional Interest, if any and interest, respectively; and

            THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect the establishment of such record date or payment date or any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the

Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                    ARTICLE 7

                                     TRUSTEE


SECTION 7.01. DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i)   this paragraph does not limit the effect of paragraph
      (b) of this Section 7.01;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section 7.01.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or to take any action at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) Except with respect to Section 4.01, the Trustee shall not have any duty as to inquire as to the performance by the Company of its covenants or obligations under this Indenture. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation defaults or events of default) unless a Responsible Officer assigned to and working in the Trustee's Corporate Trust Administration has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Corporate Trust Administration and such notice references the Notes generally, the Company or this Indenture.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

            (a) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall transmit by mail all reports as required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee, its directors, officers and employees and each predecessor Trustee for, and hold each of them harmless against, any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of the trust and its duties under this Indenture, including the costs and expenses (including reasonable attorneys' fees) of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee or the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a)   the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder, fails to comply with Section 7.10, any Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee, and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article 7.

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have the provisions of either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

            Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from all its obligations (other than as set forth below) with respect to all outstanding Notes and with respect to this Indenture on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have sati-sfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05, and as more fully set forth in such Section, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due,

            (b) the Company's obligations with respect to such Notes under
      Article 2 and Section 4.02,

            (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

            (d) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03.

SECTION 8.03. COVENANT DEFEASANCE.

            Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.07 through 4.13, 4.15, 4.16,
4.17 and 4.18 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 of the option applicable to this Section 8.03 and subject to the satisfaction of the conditions set forth in Section 8.04, the failure to comply with the terms of Sections 6.01(e),

6.01(f), 6.01(g) (with respect to any Significant Subsidiary only) and 6.01(h) (with respect to any Significant Subsidiary only) and clauses (3) and (4) of
Section 5.01 shall not constitute an Event of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 to the outstanding Notes:

            (a) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium and Additional Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, in each case in accordance with the terms of this Indenture and the Notes;

            (b) in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
      Article 8 concurrently with such incurrence and the grant of a Lien to secure such Indebtedness) or with respect to Sections 6.01(g) and 6.01(h), at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

            (i) the Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07.

SECTION 8.05. Deposited Money and U.S. Government Obligations to be Held in
              Trust; Other Miscellaneous Provisions.

            Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal amount, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. SATISFACTION AND DISCHARGE.

            This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when

            (1) either:

            (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or

            (b) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable within six months, or (z) have been called for redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

            (2) the Company has paid all other sums payable under this Indenture by it.

            The Trustee will acknowledge the satisfaction and discharge of this Indenture if the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Coun-sel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been met.

SECTION 8.07. REPAYMENT TO COMPANY.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.08. REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.09. SURVIVAL.

            The Trustee's rights under this Article 8 shall survive termination of this Indenture.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER


SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

            Notwithstanding Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a
Note:

            (a) to cure any ambiguity, omission, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

            (c) to provide for the assumption of the Company's obligations under this Indenture to the Holders of the Notes by a successor Person to the Company pursuant to Article 5;

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note or to surrender any right or power conferred upon the Company hereby;

            (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (f) to provide for the issuance of Notes issued after the Issue Date in accordance with the limitations set forth in this Indenture;

            (g) to add guarantees with respect to the Notes;

            (h) to secure the Notes;

            (i) to evidence and provide for the acceptance or appointment under this Indenture of a successor Trustee; or

            (j) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company.

            Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

            Except as provided in this Section 9.02, this Indenture (including Sections 3.09, 4.10 and 4.15) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

            Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After any amendment, supplement or waiver under this Article 9 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such no-tice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Notwithstanding any other provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not:

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Note;

            (c) reduce the principal of or change the Stated Maturity of any Note;

            (d) reduce the amount payable upon the redemption or purchase by the Company of any Note or change the time at which any Note may be redeemed or purchased by the Company;

            (e) make any Note payable in money other than that stated in the Note;

            (f) impair the rights of any Holder of Notes to receive payment of principal of and interest on the Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

            (g) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);

            (h) waive a redemption payment with respect to any Note, other than a payment required by Section 3.09 or 4.10;

            (i) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred;

            (j) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions (except to increase any percentage set forth therein); or

            (k) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by
Section 10.04, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                  MISCELLANEOUS


SECTION 10.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 10.02. NOTICES.

            Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

            If to the Company:

            PF.Net Communications, Inc.
            1625 B Street
            Washougal, WA  98671
            Facsimile No.:  (360) 835-8050
            Attention:  David L. Taylor

            with copies to:

            Latham & Watkins
            885 Third Avenue, Suite 1000
            New York, New York  10022
            Facsimile No.:  (212) 751-4864
            Attention:  Kirk A. Davenport

            If to the Trustee:

            United States Trust Company of New York
            114 West 47th Street
            New York, NY  10036
            Facsimile No.:  (212) 852-1626
            Attention:  Corporate Trust Administration

            The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except for a notice to the Trustee, which is deemed given only when received.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Company and the Trustee (on behalf of the Holders) acknowledge that the Notes are obligations of the Company only, without recourse to any of its officers or directors or to holders of its Capital Stock or any of their Affiliates other then the Company, and that, in the event of a substantive consolidation, the Holders (or the Trustee on behalf of the Holders) will have no creditor's claim on the business or assets of the Subsidiaries of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.08. GOVERNING LAW.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. SUCCESSORS.

            All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11. SEVERABILITY.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12. COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                           [Signature Pages(s) Follow]

Dated as of May 10, 2000

                                    PF.NET COMMUNICATIONS, INC.


                                    By: /s/ David L. Taylor
                                       -------------------------------
                                       Name: David L. Taylor
                                       Title: Chief Financial Officer


                                    UNITED STATES TRUST COMPANY
                                       OF NEW YORK


                                    By: /s/ John Guiliano
                                       -------------------------------
                                       Name: John Guiliano
                                       Title: Vice President

                                                                       EXHIBIT A


                              [FORM OF GLOBAL NOTE]
                           PF.NET COMMUNICATIONS, INC.
                          13.75% SENIOR NOTES DUE 2010


No. 001                                                       CUSIP: 69333S AA 9
$225,000,000


            PF.NET COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of Delaware, promises to pay to CEDE & CO. or their registered assigns, the principal sum of TWO HUNDRED TWENTY FIVE-MILLION Dollars on May 15, 2010.

      Interest Payment Dates: May 15 and November 15 (first payment
                              November 15, 2000).

      Record Dates: May 1 and November 1.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.


                     [Remainder of Page Intentionally Blank]

            IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

                                    PF.NET COMMUNICATIONS, INC.


                                    By:
                                       ------------------------------
                                       Name:  David L. Taylor
                                       Title: Chief Financial Officer

This is the one of the Global Notes referred to in the within-mentioned
Indenture:


UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:                                             Dated: May 10, 2000
   --------------------------------------
   Name:
   Title: Authorized Signatory

                           PF.NET COMMUNICATIONS, INC.
                          13.75% Senior Notes due 2010

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. PF.Net Communications, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 13.75% PER ANNUM from May 10, 2000 until maturity and shall pay the Additional Interest payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be November 15, 2000. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 immediately preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 10, 2000 ("INDENTURE") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company.

            5. OPTIONAL REDEMPTION.

            (a) Except as set forth in subparagraph (b) of this paragraph 5, the Notes shall not be redeemable at the option of the Company prior to May 15, 2005. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) , if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                                                          Redemption
            Year                                            Price
            ----                                            -----
            2005......................................     106.875%
            2006......................................     104.583%
            2007......................................     102.291%
            2008 and thereafter.......................     100.000%

            (b) In addition, at any time and from time to time prior to May 15, 2003, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of Notes with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to 113.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the Net Cash Proceeds of one or more Qualified Equity Offerings; PROVIDED that (1) not less than 65% of the aggregate principal amount of Notes originally issued must remain outstanding immediately after each such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) notice of such redemption must be given not later than 30 days after the related Qualified Equity Offering.

            6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

            7. REPURCHASE AT OPTION OF HOLDER.

            (a) If a Change of Control occurs, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described in the Indenture (the "CHANGE OF CONTROL OFFER"), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date). Within 60 days following any Change of Control, the Company shall mail a notice to each Holder by first-class mail, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "CHANGE OF CONTROL PAYMENT DATE").

            (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, under certain circumstances the Company is required to commence an offer to all Holders of Notes (a "NET PROCEEDS OFFER") and holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those contained in the Indenture with respect to offers to purchase or redeem with the proceeds of such Asset Sales pursuant to Sections 3.09 and 4.10 of the Indenture. The offer price for the Notes (the "NET PROCEEDS OFFER AMOUNT") will be at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company (or such Subsidiary) may use such deficiency for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes tendered pursuant to a Net Proceeds Offer exceeds the amount of the Net Proceeds Offer Amount allocable to the Notes, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive a Net Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after a redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing default or compliance with any provisions of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Notes issued after the Issue Date in accordance with the limitations set forth in the Indenture, to add guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or to appoint a successor Trustee.

            12. DEFAULTS AND REMEDIES. Events of Default include in summary herein: (i) the failure to pay interest on any Notes when the same becomes due and payable if the default continues for a period of 30 days; (ii) the failure to pay the principal on any Notes when the same becomes due and payable, at stated maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the then outstanding principal amount of the Notes;
(iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time; (v) any final, non-appealable judgment or decree for the payment of money in excess of $10.0 million is entered against the Company or any of its Restricted Subsidiaries and such judgments remain outstanding for a period of 60 days; and
(vi) certain events of bankruptcy affecting the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder or Affiliate, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Notes are obligations of the Company only, without recourse to any of its officers or directors or to holders of its capital stock or any of their Affiliates other than the Company, and that, in the event of a substantive consolidation, the Holders (or the Trustee on behalf of the Holders) will have no creditor's claim on the business or assets of the Subsidiaries of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Notes Registration Rights Agreement dated as of May 10, 2000, among the Company and the parties named on the signature pages thereof.

            18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            PF.Net Communications, Inc.

            1625 B Street
            Washougal, WA  98671
            Attention:  David L. Taylor

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


----------------------------------------------------------------------------
(Insert assignee's social security or tax I.D. no.)


----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint.____________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


----------------------------------------------------------------------------

Date: ___________
                                    Your Signature:_________________________

                                    (Sign exactly as your name appears on the face of this Note)

                                    Tax Identification No:__________________


                                    SIGNATURE GUARANTEE:


                                    ---------------------------------------
                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accor-dance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            |_| Section 4.10            |_| Section 4.15

            If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date:____________
                                    Your Signature:_________________________
                                    (Sign exactly as your name appears on
                                    the face of this Note)

                                    Tax Identification No:__________________


                                    SIGNATURE GUARANTEE:


                                    ________________________________________
                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

            THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITIUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF THE SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELEIVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OR RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING AT LEAST $100,000 OF UNITS, NOTES OR WARRANTS FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN
(X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SE-

CURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY BE REASONABLY REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

            THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                                                       EXHIBIT B

                        [FORM OF CERTIFICATE OF TRANSFER]

PF. Net Communications, Inc.
1625 B Street
Washougal, WA  98671

United States Trust Company of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Department

            Re: 13.75% SENIOR NOTES DUE 2010
                ----------------------------

            Reference is hereby made to the Indenture, dated as of May 10, 2000 (the "INDENTURE"), between PF. Net Communications, Inc., as issuer (the "COMPANY"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ______________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| CHECK IF TRANSFEREE IS A QIB IN ACCORDANCE WITH RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. |_| CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

            (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

or

            (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

            (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $500,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (a) |_| CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) |_| CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    ---------------------------
                                    [Insert Name of Transferor]


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:


Dated: ___________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

            (a) |_| a beneficial interest in the Global Note (CUSIP 693339 AA 9; ISIN US69333SAA96), or

            (b) |_| a Restricted Definitive Note.

      2. After the Transfer the Transferee will hold:

[CHECK ONE]

            (a) |_| a beneficial interest in the Global Note (CUSIP 693339 AA 9; ISIN US69333SAA96); or

            (b) |_| a Restricted Definitive Note; or

            (c) |_| an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                       C-2
                                                                       EXHIBIT C


                        [FORM OF CERTIFICATE OF EXCHANGE]


PF. Net Communications, Inc.
1625 B Street
Washougal, WA  98671
Attention:  David L. Taylor

United States Trust Company of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Department

            Re:   13.75% SENIOR NOTES DUE 2010

CUSIP: ______________

            Reference is hereby made to the Indenture, dated as of May 10, 2000 (the "INDENTURE"), between PF. Net Communications, Inc., as issuer (the "COMPANY"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE:

            (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed

Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    ---------------------------------
                                    [Insert Name of Owner]


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


Dated: __________, ____

                                                                       EXHIBIT D


                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

PF. Net Communications, Inc.
1625 B Street
Washougal, WA  98671
Attention:  David L. Taylor

United States Trust Company of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Department

            Re:   13.75% SENIOR NOTES DUE 2010
                  ----------------------------

            Reference is hereby made to the Indenture, dated as of May 10, 2000 (the "INDENTURE"), between PF. Net Communications, Inc., as issuer (the "COMPANY"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $____________ aggregate principal amount of:

            (a) |_| a beneficial interest in a Global Note, or

            (b) |_| a Definitive Note,

            we confirm that:

            1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES Act").

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institu-tional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                            ------------------------------------
                                            [Insert Name of Accredited Investor]


Dated:               ,                   By:
      --------------  ---------             ------------------------------------
                                         Name:
                                         Title:


                                      D-2